UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2013

QCR Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-22208

Delaware	42-1397595
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

3551 Seventh Street
Moline, Illinois 61265
(Address of principal executive offices, including zip code)

(309) 743-7721
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2013, the board of directors (the “Board”) of QCR Holdings, Inc. (the “Company”) appointed Michael L. Peterson as a Class III director, pursuant to the Company’s obligations under the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 13, 2013, between the Company, QCR Acquisition, LLC and Community National Bancorporation (“CNB”).  Mr. Peterson’s appointment is subject to, and effective as of, the consummation of the transactions contemplated in the Merger Agreement, expected to occur on or about May 13, 2013, pending approval by CNB’s stockholders and the fulfillment of other customary closing conditions.

As with other Class III directors, Mr. Peterson’s term will expire at the 2014 annual meeting of stockholders.  Mr. Peterson’s appointment will fill the vacant seat created by the retirement of Charles M. Peters from the Board effective May 1, 2013.  Mr. Peterson is also expected to serve on the Company’s Strategic Direction Committee.

Michael L. Peterson is Chairman of CNB and Community National Bank, based in Waterloo, Iowa. Mr. Peterson is also owner and President of Peterson Genetics, Inc., based in Cedar Falls, Iowa, providing soybean genetics to seed companies for over 25 years. Mr. Peterson is a graduate of Iowa State University with a B.S. in Agricultural Business. He is a past President of the Iowa Seed Association, past Chair of the Soybean Division of the American Seed Trade Association and past Chairman of the American Seed Trade Association.

Mr. Peterson will be entitled to receive compensation for his service as a director consistent with the compensation paid to non-employee directors of the Company, as described in the Company’s Proxy Statement for the Annual Meeting of Stockholders held on May 1, 2013.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 1, 2013, the Company held its annual meeting of stockholders in Moline, Illinois.  Of the 4,936,316 shares of common stock issued and outstanding as of the record date for the meeting, 3,616,698 shares were represented at the meeting in person or by proxy, constituting approximately 73% of the outstanding shares.

Six proposals were presented to the stockholders, and the final results of voting on each of the matters submitted to a vote during the annual meeting are as follows:

1.	For the election of four (4) Class II directors of the Company

NOMINEE	FOR	WITHHELD	BROKER N.V.
Patrick S. Baird	1,998,079	28,982	1,589,637
Larry J. Helling	1,993,507	33,554	1,589,637
Douglas M. Hultquist	1,994,055	33,006	1,589,637
Mark C. Kilmer	1,998,079	28,982	1,589,637

2.	To ratify, on an advisory basis, the appointment of Lindsay Y. Corby to the Board

FOR	AGAINST	ABSTAIN	BROKER N.V.
2,000,722	18,089	8,825	1,589,062

3.	To approve, in a non-binding, advisory vote the compensation of certain executive officers

FOR	AGAINST	ABSTAIN	BROKER N.V.
1,917,097	85,030	24,933	1,589,638

4.	To approve the QCR Holdings, Inc. 2013 Equity Incentive Plan

FOR	AGAINST	ABSTAIN	BROKER N.V.
1,829,431	163,241	34,388	1,589,638

5.	To adopt the Amended and Restated Rights Agreement between the Company and Quad City Bank and Trust Company

FOR	AGAINST	ABSTAIN	BROKER N.V.
1,927,957	78,202	20,902	1,589,637

6.	To ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013

FOR	AGAINST	ABSTAIN	BROKER N.V.
3,587,442	21,276	7,980	0.00

Item 8.01. Other Events.

(a)	On May 1, 2013, the Company reviewed a presentation at its annual meeting. This presentation is available to view at the Company’s website, www.qcrh.com, and is also attached hereto as Exhibit 99.1.

(b)	On May 3, 2013, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

           (d)  Exhibits

Exhibit Number	Description

99.1	Annual Meeting Presentation
99.2	Press release dated May 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR Holdings, Inc.

Dated: May 3, 2013	By:	/s/ Todd A. Gipple
Todd A. Gipple
Executive Vice President, Chief Operating Officer
and Chief Financial Officer